EXHIBIT 99.2

                            ASSET PURCHASE AGREEMENT
                            ------------------------

         THIS ASSET PURCHASE AGREEMENT is made as of this 31st day of May, 2001, by and between Empire of Carolina, Inc., a Delaware corporation ("Carolina"), Empire Toys (HK), Ltd., a Hong Kong corporation ("Empire HK"), and Empire Industries, Inc., a North Carolina corporation ("Empire Industries")(Carolina, Empire HK and Empire Industries are sometimes collectively called "Seller") and Alpha International, Inc., an Iowa corporation ("Buyer").

                             Preliminary Statements

         A. Seller desires to sell and Buyer desires to purchase certain assets of Seller.

       B. The parties desire to set forth herein the terms and conditions of Seller's sale of such assets to Buyer.

  C. Carolina and Empire Industries have filed a voluntary petition for relief under Chapter 11 of Title 11, United States Code (the "Bankruptcy Code") in
         the United States Bankruptcy Court for the Southern District of
          Florida (the "Bankruptcy Court") under Case Nos. 00-35179 and
      00-35180-BKC-PGH. Empire HK has not filed for bankruptcy protection and the parties do not contemplate that Empire HK will
              file for bankruptcy protection prior to the Closing.

         NOW, THEREFORE, in consideration of the mutual promises of the parties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties agree to the following:

         1. Assets and Assumed Liabilities. By an Assignment (a form of which is attached hereto as Exhibit 1-A), Bill of Sale (a form of which is attached hereto as Exhibit 1-B), or other document of transfer as the case may be in form reasonably satisfactory to Seller and Buyer, Seller agrees to sell, assign, or otherwise transfer ownership, as the case may be, and Buyer agrees to purchase, be an assignee, or otherwise acquire ownership, as the case may be, of all of Seller's right, title and interest in the assets described in Section 1.1 through and including Section 1.8 of this Agreement (collectively, the "Assets"), which shall be transferred to Buyer, free of all liens and encumbrances as of the Closing; provided however, (i) that no representation or warranty (express or implied) is being made, or shall be made, by Seller to Buyer with respect to any claims, liens, security interests or other rights (collectively, the "Empire Claimant Rights") that any vendor, creditor or obligee of Empire HK, including, without limitation, any claimants located in Hong Kong, the People's Republic of China or Australia (other than the United States of America) (collectively, the "Empire Claimants") may now or hereafter have in and to any of the Assets in the possession or control of such Empire Claimants and (ii) no representation or warranty (express or implied) is being made, or shall be made, by Seller to Buyer with respect to any of the Assets located in any other country other than the United States of America:

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         1.1 Products and Product Lines. Seller's toy products and product lines
(hereinafter, collectively, "Product Lines") set forth in Seller's catalogues and price lists listed or attached hereto collectively as Exhibit 1.1.

         1.2 Unfilled Purchase Orders. All of Seller's unfilled purchase orders (collectively, the "Purchase Orders"), including all master purchase orders, all pre-payments and deposits paid by the customers thereunder or due from the customers thereunder on account thereof, as of the date of Closing with respect to the Product Lines; provided however that Buyer shall be required to assume all of Seller's obligations under each of the Purchase Orders at the Closing. Seller shall provide Buyer with a list and copies of said Purchase Orders, if any, at least one (1) week prior to the Closing.

         1.3 Name. All of Seller's rights and ownership interests, (subject to the rights in and to the name of Seller previously granted to General Foam Plastics Corp.), in and to the name "Empire" which have not been previously transferred by Seller to any individual or legal entity (collectively, a "Person") with respect to the Product Lines and any toy products developed by Seller which are consistent with the types of products contained in the Product Lines.

         1.4 Intellectual Property. All of Seller's intellectual and industrial property with respect to the Product Lines which have not been previously transferred by Seller to any Person, including without limitation registered and unregistered trademarks, service marks, copyrights, trade dress, and designs; design, engineering, and manufacturing drawings; trade secrets and other confidential design, engineering, manufacturing or other information; patents; and common law rights; and including without limitation those registrations set forth in Exhibit 1.4 hereto.

         1.5 Tools, Molds, and Equipment. All tooling, molds, and equipment (collectively, the "Equipment") used in the design, engineering, or manufacture of the Product Lines expressly listed on Exhibit 1.5 hereto, excluding any Equipment previously transferred by Seller to any Person. After the Closing, Buyer, at Buyer's sole cost and expense, shall be solely responsible for the costs of packing, insuring and shipping all Equipment currently in the United States or any other location throughout the world to such location as Buyer shall specify.

         1.6 Contract and License Rights and New York/Florida Real Property Leases. All of Seller's executory contracts and licenses in or in connection with the Product Lines, including specifically without limitation those contracts and licenses set forth in Exhibit 1.6 hereto and all of Seller's rights as tenant under the real property lease located in the State of New York and the real property leases located in the State of Florida; excluding any such contracts, real property leases and licenses previously assigned by Seller to any Person (collectively, such licenses, leases and contracts of Seller, the "Contracts"). Buyer shall be solely responsible to assume all cure amounts with respect to such Contracts at the Closing.

         1.7 Choses in Action. Both pre-petition and post-petition litigation claims (i) to recover damages for breach of warranties with respect to any materials incorporated by Seller prior to the Closing into any of the inventory included in the Assets, (ii) to protect, defend or enforce any intellectual property rights included in the Assets, and (iii) to enforce any of the Purchase Orders or Contracts included in the Assets (collectively, the "Assigned Claims"), but expressly excluding the choses in action described in the definition of "Excluded Assets;"

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         1.8 Empire HK Stock, Inventory and Other Assets. All of Seller's United
States inventory located at those locations set forth on Exhibit 1.8(a) and those other tangible assets of the Seller expressly set forth in Exhibit 1.8(b) hereto, excluding such assets which have been previously transferred by Seller to any Person (the inventory of Seller located in Hong Kong being hereinafter called the "Hong Kong Inventory" ) (the U.S. Inventory and the Hong Kong Inventory are sometimes collectively referred to herein as the ("Inventory") and aall of Seller's right, title and interest in and to the Empire HK capital stock.; expressly excluding the Excluded Assets (hereinafter defined) and any other assets previously transferred by Seller to any Person. 1.9 Assumed Liabilities. Effective as of the Closing, Buyer shall assume all of the Assumed Liabilities (hereinafter defined) by a written assumption agreement in form and substance reasonably acceptable to Seller and Buyer. As used herein, the term "Assumed Liabilities" shall mean the collective reference to (i) any and all liabilities and obligations of Empire HK to any person or legal entity as of the Closing Date including without limitation, the liabilities listed on Exhibit

         1.9 attached hereto; (ii) any and all liabilities and obligations relating to or arising out of the acquisition, ownership or use of any of the Assets at any time after the Closing, including, without limitation, all liabilities and obligations under or primarily related to the Purchase Orders and the Contracts assumed hereunder and all other tangible and intangible property to the extent included in the Assets, (iii) any fee, commission or other payment payable to any investment banker, broker or finder either (a) retained by Buyer or any of Buyer's affiliates or agents or (b) claiming by, through or under Buyer or any of Buyer's affiliates or agents; (iv) any and all liabilities and obligations of Seller (including, without limitation, all obligations to cure any pre-petition or post petition breaches of Seller) under any of the Contracts existing as of the Closing Date; (v) any and all liabilities and obligations, if any, of Seller and/or Empire HK arising out of, or related to, the termination of any existing employees of Empire HK under Hong Kong law, including, without limitation, in the event Empire HK is placed into winding up or is deregistered; (vi) any and all liabilities and obligations, if any, for transfer taxes, sales taxes, or similar tax imposed by any Hong Kong or Chinese authority or law having jurisdiction over Empire HK or any of the Assets in connection with, or as a result of, the transfer of the Assets owned by Empire HK to Buyer, (vii) any liabilities and costs (including, without limitation, the return of any security deposit) which may be required to be paid in order to obtain ownership or possession of any molds located in Australia included in the Assets and (viii) any breach by Buyer of the representations, warranties and covenants of Buyer set forth in this Agreement.

         2. Excluded Assets. At the Closing, Seller shall retain, and shall not transfer, the Excluded Assets. As used herein, the term "Excluded Assets" shall mean the collective reference to the following:

         (a) All cash and cash equivalents of Seller, all accounts receivables and promissory notes of Seller;

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         (b) The consideration delivered by Buyer to Seller pursuant to this
Agreement and all rights of Seller under this Agreement;

         (c) Each entity comprising "Seller" franchise to be a corporation, its certificate of incorporation, corporate seal, stock books, minute books and other corporate records having exclusively to do with the corporate organization and capitalization;

         (d) The capital stock of Empire Industries and any other subsidiaries of Carolina (other than Empire HK capital stock owned by any Seller);

         (e) The Contracts, licenses and leases listed on Exhibit 2(e) attached hereto;

         (f) Both pre-petition and post-petition litigation claims of Seller which are not expressly included in the Assigned Claims, including, without limitation, all claims directly or indirectly related to or arising from (i) the Assets or the business of the Seller (including relationships with current and former employees, representatives, agents and other persons or legal entities), other than the Assigned Claims (ii) any directors and officers liability insurance policy held by Seller, or any other similar policy or (iii) claims arising under or related to (a) that certain Asset Purchase Agreement dated May 19, 1995 by and between Buddy L. Inc. and Carolina, as amended and/or (b) Buddy
L. Inc.; and (iv) claims relating to intellectual property, whether or not such intellectual property is included in the Assets provided that such claims arise with respect to acts or omissions preceding the Closing.

         (g) Causes of action arising directly out of the commencement of the Chapter 11 Case, including without limitation actions to avoid a transfer of property of Seller or an interest of Seller in property arising under Sections 544, 546, 547, 548 or 550 of the Bankruptcy Code;

         (h) Unearned insurance premiums listed on Exhibit 2(h);


         (i) Reserved;

         (j) The items of Inventory listed on Exhibit 2(j);


         (k) Any of the assets of Seller previously sold and transferred to General Foam, Inc. as described on Exhibit 2(i); or

         (l) All other tangible and intangible assets of any of the legal entities comprising "Seller."

         3. Excluded Liabilities. Except as expressly set forth in this Agreement and except for the Assumed Liabilities, Buyer does not assume, nor agree to pay or discharge, and shall not be liable for any debts, obligations, expenses, responsibilities or liabilities whatsoever of the Seller (collectively, the "Excluded Liabilities"). All Excluded Liabilities are and shall remain the responsibility of Seller.

         4. Closing and Purchase Price. The consummation of the transactions contemplated by this Agreement are hereinafter referred to as the "Closing." The Closing shall occur on the earlier to occur of (i) July 3, 2001 and (ii) two (2) business days after the Bankruptcy Court entry of an order (and prior to the time it becomes a final order so long as it is not the subject of a stay proceeding) designating Buyer to be the highest and best bidder for the Assets and approves the consummation of the transactions described in this Agreement. The Closing shall occur at the offices of Berger Singerman P.A., 350 East Las Olas Boulevard, Suite 1000, Fort Lauderdale, Florida 33301 or such other date, place or time as may be agreed upon in writing between the parties; provided, however, that the Closing shall not occur until after each of the conditions set forth herein have been materially satisfied or waived by the relevant party.

         4.1 Instruments of Transfer and Assumption. At the Closing, Seller shall execute and deliver to Buyer the Assignments, the Bills of Sale, assignments of trade name and other instruments of transfer, as the case may be, in form and substance reasonably satisfactory to Seller and Buyer in order to effectively transfer the Assets. At the Closing, Buyer shall execute and deliver to Seller such assumption agreements and other certificates and instruments, as the case may be, in form and substance reasonably satisfactory to Seller and Buyer. At the Closing, the Assets shall be transferred to Buyer subject to all of the Empire Claimant Rights. In addition, no representation or warranty (express or implied) is being made, or shall be made, by Seller to Buyer with respect to any of the Assets located in any other country other than the United States of America:

         4.2 Further Assurance. Seller and Buyer, at any time after the Closing, shall execute, acknowledge and deliver any other assignments, conveyances and other assurances, documents and instruments of transfer or assumption, reasonably requested by any party and will take any other action consistent with the terms of this Agreement that may reasonably be requested by any party for the purpose of accomplishing the agreements set forth herein.

         4.3 Purchase Price/Closing Payment/Purchase Price Allocation. The "Purchase Price" (herein so called) payable by Buyer to Seller for the Assets shall be the sum of (i) the Closing Payment (hereinafter defined), plus, (ii) the assumption by Buyer of the Assumed Liabilities.

         (a) At the Closing, Buyer shall pay to Seller the sum of $5,000,000.00 in cash, subject to adjustment as provided below, in immediately available funds via wire transfer to the account designated in writing by Seller (the "Closing Payment").

         (i) The amount of the Closing Payment shall be decreased by the book value of any of the U.S. Inventory existing as of the date of this Agreement which is sold prior to the Closing (the "Inventory Reduction Value" which together with the adjustment to the purchase price, if any, pursuant to Section 4.4 are sometimes collectively referred to herein as the "Adjustments").

         (c) The parties hereto agree that the Purchase Price shall be allocated to the Assets being sold by Seller as set forth on Exhibit 4.3(c).

         Prior to the Closing, Seller shall provide to Buyer an "Inventory Statement" (herein so called) which shall set forth the Adjustments and the amount of the Closing Payment as adjusted by the Adjustments. In the event Buyer disputes the calculation of the Adjustments, Seller and Buyer shall cooperate and work together in good faith to reach agreement as to the Adjustments and the Closing Payment as adjusted by the Adjustments. If the parties are unable to resolve such dispute on or prior to the Closing, then, either party may petition the Bankruptcy Court to finally resolve such dispute.

         4.4 Substitution of Letters of Credit. LaSalle National Bank, N.A. (the "Bank") has issued a letter of credit with the face amount of HKD $3,000,000 (the "Bank LC") to secure a credit facility (the "HKSB Credit Facility") provided by Hong Kong and Shanghai Banking Corporation Limited ("HKSB") to Empire HK. Under the HKSB Credit Facility, HKSB has, among other things, issued letters of credit to certain creditors and vendors of Empire HK from time to time in connection with the ongoing business of Empire HK (collectively, the "HKSB LCs"). It is contemplated that, at the Closing, the HKSB Credit Facility shall be terminated by Empire HK. At the Closing, Buyer shall provide substitute cash collateral or substitute letters of credit acceptable to the creditors and vendors of Empire HK which are the holders or beneficiaries of the HKSB LCs, at no cost or expense to the Bank or to Seller (collectively, the "Substitute Letters of Credit"). In addition, at the Closing, the Bank LC shall be terminated without any continuing liability to the Bank or any draw down by any creditor or vendor of Empire HK. In the event Buyer fails to deliver the Substitute Letters of Credit at Closing such that the Bank may terminate the Bank LC without continuing liability to the Bank and without any draw down of the Bank LC, then, the Purchase Price shall be increased by the face amount of the Bank LC and such excess portion of the Purchase Price shall delivered by Seller to the Bank at closing in order to secure the Bank's continuing liability under the Bank LC.

         4.5. Assumption of Assumed Liabilities. At the Closing, Buyer shall execute and deliver an Assumption Agreement whereby Buyer shall assume the Assumed Liabilities.

         4.6 Authority Documents. At the Closing, Buyer shall deliver to Seller
(i) a secretary's certificate certifying that each of the board of directors of Buyer has approved the execution, deliver and consummation of this Agreement and each of the documents contemplated by this Agreement, (ii) an incumbency certificate executed by an authorized officer of Buyer, (iii) certified articles of incorporation and bylaws of Buyer issued by the secretary of state of formation of Buyer, (iv) evidence that Buyer is in good standing in the state of Buyer's formation and (v) such other evidence of authority and corporate authorization reasonably required by Seller.

         4.7 Transfer of Possession; Exception Regarding Certain Empire HK Assets. At the Closing, Seller will put Buyer into full possession of the Assets to be transferred hereunder; provided however that (i) Seller shall have no obligation to deliver possession of any of the Assets in the possession or control of any Empire Claimant and (ii) the Assets shall be transferred subject to any Empire Claimant Rights. Buyer hereby assumes all risks with respect to Buyer (i) obtaining possession and control of any Assets in the possession of any Empire Claimant after the Closing and (ii) the condition and state of repair and usefulness of such Assets if Buyer ever obtains possession of such Assets. In no event shall the Purchase Price be reduced or adjusted, in any way whatsoever, in the event Buyer is unable, for any reason or for no reason, to obtain possession of all of the Assets in the possession or control of any Empire Claimant after the Closing or in the event such Assets, when obtained, are damaged or not useable or saleable.

         4.8 Deposit. On or before 5:00 p.m. Fort Lauderdale, Florida Time on May 31, 2001, Buyer will deposit the sum of Two Hundred Fifty Thousand Dollars ($250,000.00) into the trust account of Greenberg Traurig via wire transfer (such funds, together with all interest thereon, collectively, the "Deposit") to be held in escrow in accordance with the terms of this Agreement. In the event Greenberg Traurig ("Escrow Agent") elects to cease to serve as escrow agent, then, Escrow Agent shall deliver the Deposit to the Bankruptcy Court or such other escrow agent acceptable to Seller and Buyer. If the Closing occurs, then, the Deposit shall be credited against the Purchase Price. If the Closing does not occur, then the Deposit shall be disbursed in accordance with the terms of
Section 11.2 of this Agreement.

         4.9 Tax Treatment. The Purchase Price shall be allocated as set forth in Exhibit 4.3(c). Each party agrees to report this transaction for Federal and State tax purposes in accordance with this allocation of the Purchase Price. Seller and Buyer agree to comply with the applicable United States Internal Revenue Service Regulations regarding the reporting of the sale of the Assets.

         4.10 Conditions to the Closing. The obligations of Seller to consummate the purchase and sale of the Assets and to take the other actions required to be taken by it at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller in whole or in part):

         (a) Each of the representations and warranties of Buyer in this Agreement must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, in each case, to the best of Buyer's knowledge.

         (b) All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with in all material respects, in each case, to the best of Buyer's knowledge.

         (c) No action or proceeding has been, or prior to or at the Closing shall have been, instituted or threatened before any court or other governmental body by any public authority, any individual or entity with whom Seller has a contractual relationship, or other third party, pertaining to the acquisition by Buyer of the Assets to be transferred hereunder, the results of which could prevent, materially delay or make illegal the consummation of such transfer; provided however, that no representation or warranty (express or implied) is being made, or shall be made, by Seller to Buyer with respect to any claims, liens, security interests or other rights that any Empire Claimant may have in and to any of the Assets, whether in the possession or control of any Empire Claimant or otherwise.

         (d) The Bankruptcy Court shall have issued an order approving the transaction contemplated by this Agreement and the sale of the Assets owned by Carolina and Empire Industries to Buyer, as the highest and best bidder pursuant to the Bankruptcy Code, free and clear of all liens, charges and encumbrances with respect to those Assets owned by Carolina and Empire Industries (but not owned by Empire HK); provided however, that such order shall not cover any portion of the Assets owned by Empire HK.

         (e) The Bank and each of the other secured lenders of Seller shall have consented to the transaction contemplated by this Agreement.

         4.11 Purchase Order Fulfillment Prior to Closing.
              -------------------------------------------

         a. Commencing on the date hereof through and until the earlier to occur of (i) the Closing Date and (ii) the termination of this Agreement by either party (such earlier date, the "Termination Date"), Buyer shall have the limited right and authority to perform and fulfill the orders under all open or unperformed purchase orders of Empire HK listed on Exhibit 4.11 (collectively, the "Open PO"). Buyer agrees to fund, at Buyer's sole cost and expense, any prepayments to vendors required under any Open PO (collectively, the "PO Prepayments") and to perform and fulfill the orders set forth in each Open PO at Buyer's sole cost, expense and risk utilizing Buyer's own employees and facilities in accordance with this Section 4.11. Buyer shall name Empire HK as an additional insured under Buyer's insurance policies with respect to Buyer's activity with respect to the Open PO. All risk of loss with respect to any product manufactured, ordered or delivered under any Open PO shall be borne by Buyer.

         b. All "Open PO Profits" (hereinafter defined) calculated for each Open PO from the performance by Buyer of such Open PO shall be allocated as follows:
(a) 50% of the Profits shall be held IN TRUST by Buyer for the benefit of Empire HK by Buyer and paid to Empire HK as set forth herein and (b) 50% of the Profits shall be retained by Buyer. Such Open PO Profit payment shall be made within three business after Buyer receives payment the applicable vendor under the Open PO. As used herein, the term "Open PO Profit" shall mean the excess of (i) the sales price actually received by Buyer for the products covered by the particular Open PO over (ii) the actual costs actually paid or incurred by Buyer to unrelated third parties to produce, assemble, manufacture, deliver and insure such products for and to the applicable purchasers or customers for the particular Open PO. In calculating the Open PO Profit, no allocation shall be made for Buyer's general administrative expenses, corporate overhead or corporate salaries.

         c. In the event the Closing fails to occur for any reason or for no reason, then, effective on the Termination Date, Buyer's right to perform such Open PO as set forth in this Section 4.11 shall automatically terminate without notice to Buyer and Empire HK shall have the sole and exclusive right and authority to retain 100% of the revenues and profits from those Open PO transactions in which the applicable product covered by such Open PO has not been shipped to the applicable customer. For those Open PO transactions in which some of the products have been shipped and some of the products have not been shipped as of the Termination Date, the parties agree that Buyer shall participate and share in the Open PO Profits in the transactions, on a 50/50 Open PO Profit basis, in which the products have been shipped and Buyer shall not participate or share in the Open PO Profit, in any way whatsoever, in the transactions in which the products have not been shipped. At the request of Seller, Buyer shall provide a certification by Buyer's independent accounting firm certifying as to the calculation of Open PO Profit for each Open PO in which the 50%/50% sharing arrangement is applicable.

         d. In the event Buyer is entitled to a Break Up Fee under Section 11.3 of this Agreement, then, in addition to the payment of such Break Up Fee, Buyer shall receive a reimbursement of all PO Prepayments delivered by Buyer under any Open PO which has not been finally performed by Buyer prior to the Termination Date; provided however that to the extent Buyer receives a sharing of Open PO Profits for such Open PO, then, such PO Prepayment for such Open PO shall be prorated by Empire HK in an equitable manner to reflect that a portion of the Open PO has been performed and paid for by the customer/vendor in question. In the event Buyer is not entitled to receive a Break Up Fee under Section 11.3 of this Agreement, then, Buyer shall not be reimbursed for any PO Prepayments. Any dispute with respect to the calculation of Open PO Profit or the amount of PO Prepayments to be reimbursed to Buyer or otherwise under this Section 4.11 shall be finally resolved by the Bankruptcy Court. This Section 4.11 shall survive the termination of this Agreement for all purposes.

         5. Representations and Warranties of Seller. The representations and warranties by Seller in this Agreement shall be true and correct in all material respects as of the Closing as though made on and as of the Closing, Seller represents and warrants to Buyer as follows:

         5.1 Authority. Seller has full legal right, power and authority to execute and deliver this Agreement, to carry out the transactions contemplated hereby, and to convey the Assets to Buyer, including without limitation Seller's good title thereto. All company and other actions required to be taken by Seller to authorize the execution, delivery and performance of this Agreement and all transactions contemplated hereby will be duly and properly taken prior to the Closing Date.

         5.2 Validity. This Agreement and the other documents to be delivered at the Closing have been, or will be, duly executed and delivered and are, or will be, the lawful, valid and legally binding obligations of Seller, enforceable in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, rearrangement, reorganization or similar debtor relief legislation affecting the rights of creditors generally, and subject to applicability of general principles of equity.

         5.3 Due Organization. Carolina is duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to own or lease its properties and to carry on its business. Empire Industries is duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to own or lease its properties and to carry on its business. Empire HK is duly organized, validly existing and in good standing under the laws of the Special Administrative Region of Hong Kong, with full power and authority to own or lease its properties and to carry on its business.

         5.4 No Action. To Seller's Knowledge (hereinafter defined), there is no outstanding order, writ, injunction or decree of any court, governmental agency or arbitration tribunal affecting Seller's ownership or operation of the Assets. Except for the bankruptcy cases of Carolina and Empire Industries pending before the Bankruptcy Court, Seller is not currently engaged in material legal proceedings, including without limitation, legal proceedings restraining the Closing.

         5.5 Compliance with Laws. To Seller's Knowledge, Seller is in material compliance, insofar as the operation or ownership of the Assets is concerned, with all United States applicable laws, regulations and administrative orders to which Seller or the Assets may be subject. To Seller's Knowledge, Seller has all material permits, licenses, franchises and other authorizations required by United States law necessary to own or operate the Assets as now being operated. To Seller's Knowledge, Seller has, and at Closing will have, all government permits and approvals necessary to carry on Seller's present business in the United States of America. No representation or warranty (express or implied) is being given by Seller with respect to the laws of Hong Kong, the People's Republic of China, or any other jurisdiction (other than the United States of America) or any permits and approvals required under such laws. No representation or warranty (express or implied) is being given by Seller with respect to whether any permits or governmental licenses held by Seller with respect to the Assets are transferable to Buyer.

         5.6 Insurance of Assets. Seller currently has in effect the insurance coverage set forth in Exhibit 5.6 hereto. Except as set forth therein, to Seller's Knowledge, there are no claims pending under any such policies, nor have any events occurred which form the basis for any such claim.

         5.7 Taxes. To Seller's Knowledge, Seller has filed all required material property, sales and unemployment tax returns and reports required to be filed by United States law, accurately reflecting all taxes, charges and assessments owed by Seller thereunder, and all of such taxes relating to the ownership and operation of the Assets through the Closing Date have been paid or adequately provided for and will be paid when due. No extensions of time or requests therefor or for any waiver thereof have been made or are presently pending or effective with respect to any such returns, reports or taxes, except that Seller has filed an extension for calendar year 2000 taxes.

         5.8 Consents. To Seller's Knowledge, the execution, delivery and performance of this Agreement by Seller does not require any consent, approval or action of, or make any filing with or give notice to, any corporation, partnership, person, union, firm or other entity or any public, governmental or judicial authority located in the United States of America. No representation or warranty (express or implied) is being given by Seller with respect to (i) the laws of Hong Kong, the People's Republic of China, or any other jurisdiction other than the laws of the United States of America or (ii) whether any consents are required from any vendors or contracting parties doing business with any Seller in any location throughout the world (other than in the United States of America). No representation or warranty (express or implied) is being given by Seller with respect to whether any permits or governmental licenses held by Seller with respect to the Assets are transferable to Buyer.

         5.9 No Licenses. Seller has not prior, and as of the Closing shall not have, licensed, transferred, or otherwise invested third parties with any rights to the Product Lines, other than the manufacture of the Product Lines for Seller's own account, which rights shall either be terminated by Seller or be assigned by Seller to Buyer as of the Closing.

         5.10 Survival of Representations and Warranties of Seller. All of the foregoing warranties and representations of Seller set forth in Section 5.1 through Section 5.9 shall be true and correct, in all material respects, at Closing and shall survive the Closing for a period of ninety (90) days after the Closing Date.

         5.12 Knowledge of Seller. Each reference to Seller's "Knowledge" in this Agreement shall constitute a reference to the actual knowledge (and not the constructive knowledge) of Mr. James Pinto.

         6. Representations and Warranties of Buyer. The representations and warranties by Buyer in this Agreement shall be true and correct in all material respects as of the Closing as though made on and as of the Closing, Buyer represents and warrants to Seller as follows:

         6.1 Authority of Buyer. Buyer has full legal right, power and authority to execute and deliver this Agreement, to carry out the transactions contemplated hereby, and to purchase the Assets and assume the Assumed Liabilities. All company and other actions required to be taken by Buyer to authorize the execution, delivery and performance of this Agreement and all transactions contemplated hereby will be duly and properly taken prior to the Closing Date.

         6.2 Due Organization. Buyer is duly organized, validly existing and in good standing under the laws of the State of Iowa, with full power and authority to own or lease its properties and to carry on its business.

         6.3 Validity. This Agreement and the other documents to be delivered at the Closing have been, or will be, duly executed and delivered and are, or will be, the lawful, valid and legally binding obligations of Buyer, enforceable in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, rearrangement, reorganization or similar debtor relief legislation affecting the rights of creditors generally, and subject to applicability of general principles of equity.

         6.4 Certain Proceedings. There is no pending or threatened legal or administrative proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement.

         6.6 No Brokers or Finders. Except as set forth in Exhibit 6.6, neither Buyer nor any of their respective directors, officers, employees or agents have retained, employed or used any investment banker, broker or finder in connection with the transactions provided for herein or the negotiation thereof.

         6.7 AS IS, WHERE IS, WITH ALL FAULTS. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, BUYER ACKNOWLEDGES THAT SELLER HAS SPECIFICALLY DISCLAIMED ANY EXPRESS OR IMPLIED WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, OR CONCERNING (I) THE NATURE AND CONDITION OF ANY OF THE ASSETS AND THE SUITABILITY THEREOF FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER MAY ELECT TO CONDUCT THEREON, AND (II) THE COMPLIANCE OF THE ASSETS OR ITS OPERATION WITH ANY APPLICABLE LAWS OR ANY ENVIRONMENTAL LAWS.

BUYER ACKNOWLEDGES THAT, EXCEPT AS SET FORTH IN THIS AGREEMENT AND SUBJECT TO THE REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN SECTION 5, BUYER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE ASSETS AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER OR ANY OTHER PARTY IS A SOPHISTICATED BUYER OF CORPORATE ASSETS GENERALLY, HAS FULLY INSPECTED THE ASSETS AND THE BUSINESS OF SELLER, IS THOROUGHLY FAMILIAR WITH THE CONDITION OF THE ASSETS AND THE BUSINESS OF SELLER (INCLUDING, WITHOUT LIMITATION, THE BANKRUPTCY FILING BY SELLER CONTEMPLATED BY THIS AGREEMENT AND THE EFFECT SUCH FILING MAY HAVE UPON THE FINANCIAL CONDITION, ASSETS, BUSINESS AND PROSPECTS OF SELLER) AND HEREBY ACCEPTS THE ASSETS IN THEIR "AS IS, WHERE IS, WITH ALL FAULTS CONDITION."

EXCEPT AS SET FORTH IN THE AGREEMENT, BUYER EXPRESSLY ACKNOWLEDGES THAT SELLER HAS NOT MADE AND DOES NOT HEREBY MAKE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, ARISING BY OPERATION OF LAW OR OTHERWISE, WHATSOEVER WITH RESPECT TO ANY OF THE ASSETS, INCLUDING WITHOUT LIMITATION ANY REPRESENTATION OR WARRANTY REGARDING CONDITION, HABITABILITY, SUITABILITY, QUALITY OF CONSTRUCTION, WORKMANSHIP, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, AND EXCEPT AS SET FORTH IN SECTION 5 OF THIS AGREEMENT, BUYER ACKNOWLEDGES THAT IT IS ENTERING INTO THIS AGREEMENT WITHOUT RELYING UPON ANY STATEMENT OR REPRESENTATION MADE BY SELLER OR BY ANY OTHER PERSON. BUYER ACKNOWLEDGES AND AGREES THAT SELLER HAS NOT MADE AND DOES NOT MAKE ANY REPRESENTATIONS OR WARRANTIES (EXPRESS OR IMPLIED), EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT.

         6.8 Disclosure. No representation or warranty of Buyer in this Agreement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading in any material respect.

         6.9. Survival of Representations and Warranties of Buyer. All of the foregoing warranties and representations of Buyer set forth in Section 6.1 through Section 6.8 shall be true and correct, in all material respects, at Closing and shall survive the Closing for all purposes.

         7. Casualty; Risk of Loss; Indemnification.
            ---------------------------------------

         7.1 Risk of Loss - Prior to Closing. The Seller shall bear the risk of all loss or damage to any of the Assets from all causes, and all loss or damage arising out of or related to the operation of Seller's business from the date hereof until the Closing. If at any time prior to the Closing with respect to such Assets, any material portion of such Assets are damaged or destroyed as a result of fire, other casualty or for any reason whatsoever, Seller shall immediately give notice thereof to Buyer. Prior to the occurrence of the Closing, Buyer shall have the right, in its sole and absolute discretion, within 10 days of receipt of such notice, to (i) elect not to proceed with the Closing with respect to such Assets and terminate this Agreement with respect to such Assets, or (ii) proceed to Closing with respect to such Assets and consummate the transactions contemplated hereby and receive any and all insurance proceeds received by the Company on account of any such casualty. In the event Buyer elects to terminate this Agreement under this Section 7.1(i), then, (i) the Deposit shall be returned to Buyer and (ii) no Break-Up Fee (hereinafter defined) shall be payable to Buyer. In the event the Closing occurs, then, Buyer shall have no further rights under this Section 7.1.

         7.2 Risk of Loss - On and After Closing. If the Closing occurs, then, title to the Assets (including, without limitation, the Equipment) and risk of loss for all of the Assets (including, without limitation, all Assets in the possession or control of any Empire Claimant) shall pass to Buyer at the Closing for all purposes. Buyer shall make arrangements to insure, at Buyer's sole cost and expense, the Equipment and other Assets as of the Closing.

         7.3 Access to Information. After the Closing for a period of two (2) years, Seller shall continue to permit Buyer and Buyer's agents, including its accountants, to have reasonable access at Buyer's expense to Seller's books, records and data relating to the Assets and Seller's business for the period prior to the Closing upon Buyer's reasonable showing of need, including Buyer's preparation of financial reports, tax returns or audits, and the defense or prosecution of litigation or arbitration. Seller shall provide Buyer with reasonable assistance by the provision of employees to act as witnesses and, at Buyer's sole cost, to prepare documents, reports and other information reasonably requested by Buyer in support thereof. After the Closing for a period of two (2) years, Buyer shall continue to permit Seller and Seller's agents, including its accountants, to have reasonable access at Seller's expense to Buyer's books, records and data relating to the Assets and Buyer's business for the period prior to the Closing upon Seller's reasonable showing of need, including Seller's preparation of financial reports, tax returns or audits, and the defense or prosecution of litigation or arbitration. Buyer shall provide Seller with reasonable assistance by the provision of employees to act as witnesses and, at Seller's sole cost, to prepare documents, reports and other information reasonably requested by Seller in support thereof.

         7.4 Indemnification.
             ---------------

         (a) Indemnity By Seller. Seller will indemnify and hold harmless the Buyer (for purposes of this paragraph, the term the "Buyer" shall include the directors, officers, shareholders, employees and agents of the Buyer and any persons or entities owned or controlled by, owning or controlling, or under common control or affiliated with Buyer) from and against, and reimburse them for, all claims, demands, liabilities, losses, damages, causes of action, judgments, penalties, costs and expenses (including, without limitation, reasonable attorney's fees) which may be imposed upon, asserted against or incurred or paid by them by reason of, on account of or in connection with (i) any of the Excluded Liabilities, (ii) any fee, commission or other payment payable to any investment banker, broker or finder either (a) retained by Seller or (b) claiming by, through or under Seller and (iii) subject to Section 11.4 and if, and only if, the Closing occurs, any breach by Seller of any representation or warranty of Seller set forth in this Agreement (collectively, the "Seller Indemnified Liabilities"). In the event that Buyer shall be named in any lawsuit or legal proceeding with respect to any Seller Indemnified Liabilities, then, Seller, at Seller's sole expense, will indemnify, assume the defense thereof and will hold harmless and defend Buyer from all Seller Indemnified Liabilities, including interest, penalties and reasonable attorneys' fees and disbursements related thereto. If Buyer is so named, Seller shall promptly give Buyer written notice of Seller's choice of legal counsel to defend in such lawsuit or legal proceeding, and Buyer may reasonably disapprove, within five days of receipt of such written notice, such selection of legal counsel, in which case Seller shall be obligated to retain new legal counsel, again subject to Buyer's reasonable disapproval) and substitute such counsel in the proceeding. The foregoing covenants of Seller set forth in this Section 7.4 shall survive the Closing for all purposes.

         (b) Indemnity by Buyer. Buyer will indemnify and hold harmless the Seller (for purposes of this paragraph, the term the "Seller" shall include the directors, officers, shareholders, employees and agents and secured lenders of any of the entities comprising "Seller" and any persons or entities owned or controlled by, owning or controlling, or under common control or affiliated with Seller) from and against, and reimburse them for, all claims, demands, liabilities, losses, damages, causes of action, judgments, penalties, costs and expenses (including, without limitation, reasonable attorney's fees) which may be imposed upon, asserted against or incurred or paid by them by reason of, on account of or in connection with any of the following matters (collectively, the "Buyer Indemnified Liabilities"): (i) the Assumed Liabilities, (ii) any claims and liability to any Person arising out of, or related to, any Open PO or Buyer's performance of any Open PO, including, without limitation, any and all manufacturer's liability claims, any product liability claims or any other liability of any kind whatsoever with respect to any Open PO or any product ordered, manufactured or delivered thereunder and (iii) any breach by Buyer of any of Buyer's representations, warranties or covenants set forth in this Agreement. In the event that Seller shall be named in any lawsuit or legal proceeding with respect to any Buyer Indemnified Liabilities, then, Buyer will indemnify, assume the defense thereof and will hold harmless and defend Seller from all Buyer Indemnified Liabilities, including interest, penalties and reasonable attorneys' fees and disbursements related thereto. If Seller is so named, Buyer shall promptly give Seller written notice of Buyer's choice of legal counsel to defend in such lawsuit or legal proceeding, and Seller may reasonably disapprove, within five days of receipt of such written notice, such selection of legal counsel, in which case Buyer shall be obligated to retain new legal counsel, again subject to Seller's reasonable disapproval) and substitute such counsel in the proceeding. The foregoing covenants of Buyer set forth in this Section 7.4 shall survive the Closing for all purposes.

         8. Employees
            ---------

         8.1 Termination and Re-engagement of Employees.
             ------------------------------------------

         (a) Seller shall, not less than seven (7) working days before Closing, terminate the employment, effective on the Closing Date, of: (i) those United States employees of the Seller so designated by the Buyer in writing ("Relevant Employees") and (ii) all employees and independent contractors of Empire HK (collectively, the "Hong Kong Employees").

         (b) Buyer shall, not less than seven (7) days before the date of Closing, make a written offer of employment to (i) each such Relevant Employee and (ii) to each Hong Kong Employee, such employment with the Buyer to commence immediately upon the termination of the employment of each such Relevant Employee and each such Hong Kong Employee. Seller shall not vary the terms and conditions of employment of any Relevant Employee from the date hereof until the Closing, without the prior written consent of Buyer.

         (c) At Buyer's sole cost, Seller and Buyer shall cause to be advertised in the Hong Kong Government Gazette and in English in the iMail and in Chinese in the Hong Kong Economic Times and Sing Tao Yat Po and in such other publications reasonably required by Seller and Buyer after consultation with Hong Kong legal counsel, a notice of transfer in respect of this Agreement and the transaction provided for herein signed by each of Empire Toys (HK), Ltd. and the Buyer so as to be in compliance with Section 5 of the Transfer of Businesses (Protection of Creditors) Ordinance (Cap. 49 of the Laws of Hong Kong).

         8.2 Hong Kong Provident Funds. Seller shall co-operate with Buyer to the extent necessary to transfer the mandatory provident funds of Empire HK to Buyer to the extent required by applicable law. Empire HK shall retain and shall not transfer the voluntary provident fund of Empire HK.

         9. Due Diligence. Buyer shall have reasonable access to Seller's employees, vendors, business records, facilities, tooling and equipment wherever located, as Buyer may reasonably require and Seller shall provide such information and access necessary therefore. Seller or Seller's agents shall be afforded at least 48 hours prior notice of any proposed site visit of any property of Seller by Buyer or Buyer's advisors and shall be permitted to be present at any such site visit. Buyer shall treat all information obtained by Buyer pursuant to the terms of this Agreement as strictly confidential as set forth in Section 10. Buyer agrees to indemnify and hold Seller harmless of and from any and all liability or damage sustained by Seller caused as a result or arising out of any inspections by Buyer or its authorized representatives pursuant to this Section 9. This Section 9 shall survive the termination of this Agreement and/or the Closing for all purposes.

         10. Confidentiality. Between the date of this Agreement and the Closing Date, Buyer, and Seller will maintain in confidence, and will cause their respective directors, officers, employees, agents, and advisors to maintain in confidence, any information obtained in confidence from another party in connection with this Agreement or the transactions contemplated by this Agreement, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement, or (c) the furnishing or use of such information is required by legal proceedings or by the Bankruptcy Court. If the transactions contemplated by this Agreement are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

         11. Termination, Break-Up Fee and Procedure for Claims.
             --------------------------------------------------

         11.1 Termination Events. This Agreement may, by written notice given prior to or at the Closing, be terminated:

         (a) by either Buyer or Seller if a material breach of any provision of this Agreement has been committed by the other party and such breach has not been waived by the non-breaching party or such breach has not been cured (if such breach may be cured) within five (5) days of written notice by the non-breaching party to the breaching party;

         (b) by Seller, if any of the conditions in Section 4.10 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller to comply with its obligations under this Agreement) and Seller has not waived such condition on or before the Closing Date;

         (c) by Buyer or Seller, if the Bankruptcy Court enters an order approving the sale by Seller of all or any portion of the Assets in connection with an Alternative Transaction (hereinafter defined);

         (d) by Buyer under Section 7.1;

         (e) by mutual consent of the parties hereto;

         (f) by either party if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before July 3, 2001, or such later date as the parties may agree upon; or

         (g) by Buyer in the event that Buyer establishes that the aggregate amount of the Assumed Liabilities that will exist at Closing would exceed $1,500,000.00 determined in accordance with generally accepted accounting principles (an "Excessive Liability Termination"); provided, however that any written notice of an Excessive Liabilities Termination by Buyer to Seller (a "Liability Termination Notice") shall only be effective if such written notice is accompanied a certification of McGladery & Pullen or a "big 5" accounting firm addressed to Seller and Buyer stating the amount by which the Assumed Liabilities exceed $1,500,000.00 in the aggregate ( the "Excess Liability Amount"); and provided further that upon receipt of a Liability Termination Notice, Seller shall have the right, within ten (10) days of such Liability Termination Notice, to:

                  (i) agree in writing to reduce the Closing Payment by an amount equal to the Excess Liability Amount set forth in the Liability Termination Notice in which case the Liability Termination Notice shall be deemed null and void and Buyer's right of termination under this Section 11.1(g) shall be deemed waived for all purposes;

                  (ii) notify Buyer that Seller disputes the Excess Liability Amount set forth in the Liability Termination Notice, in which case Buyer and Seller shall cooperate and work in good faith to reach agreement on the Excess Liability Amount and an adjustment to the Closing Payment in the same manner as contemplated in subsection 11.1 (g) (i) immediately above and, if such agreement is reached, then the Liability Termination Notice shall be deemed null and void and Buyer's right of termination under this Section 11.1(g) shall be deemed waived for all purposes; or

                  (ii) notify Buyer that Seller disputes the Excess
                  Liability Amount set forth in the Liability Termination Notice and, on or before five business days after such notice, Seller may petition the Bankruptcy Court to finally determine the existence, and the amount, of the Excess Liability Amount. Upon a determination, if any, that no Excess Liability Amount exists, the Liability Termination Notice shall be deemed null and void and Buyer's right of termination under this Section 11.1(g) shall be deemed waived for all purposes. Should the

                  Bankruptcy Court determine that an Excess Liability Amount exists and the actual amount of the Excess Liability Amount, then, within two (2) business days of such determination, Seller may agree in writing to reduce the Closing Payment by an amount equal to the Excess Liability Amount as finally determined by the Bankruptcy Court, in which case the Liability Termination Notice shall be deemed null and void and Buyer's right of termination under this Section 11.1(g) shall be deemed waived for all purposes. If the Seller does not timely agree in writing to reduce the amount of the Closing Payment by the amount of the Excess Liability Amount so determined by the Bankruptcy Court, then the Liability Termination Notice shall remain in full force and effect.


         11.2 Effect of Termination.
               ---------------------

         (a) In the event Buyer terminates this Agreement in accordance with
Section 11.1, then, Seller shall have no liability or obligation to Buyer with respect to such termination; provided however that (i) the Escrow Agent shall return the Deposit to Buyer and (ii) Section 11.3 may be applicable if the conditions for the payment of the Break-Up Fee (hereinafter defined) set forth in such Section 11.3 are satisfied.

         (b) In the event Seller terminates this Agreement pursuant to Section 11.1(a), then, the Escrow Agent shall pay the Deposit to Seller as liquidated damages to Seller and neither party shall have any further liability or obligation under this Agreement.

         (c) Failure to exercise any termination right under Section 11.1 in a timely manner shall not waive such termination right, which shall continue unimpaired until the Closing has occurred.

         (d) In the event the Closing fails to occur for any reason or for no reason, then, Buyer's sole and exclusive remedy for a breach by Seller of any of Seller's representations, warranties or covenants set forth in this Agreement shall be to elect not to close this Agreement and to receive a return of the Deposit (provided however that Buyer has not breached Buyer's obligations under this Agreement).

         (e) In the event the Closing occurs, then, Buyer shall not be entitled to deduct or offset or withhold payment of any amount payable to Seller as a result of a breach by Seller of any of Seller's representations, warranties or covenants set forth in this Agreement.

         11.3 Break-Up Fee. In the event, and only in the event, (i) Buyer is entitled to a return of the Deposit in accordance with Section 11.2 and (ii) all or any portion of the Assets are sold by Seller to any person or legal entity (other than Buyer or its affiliates) pursuant to a final order of the Bankruptcy Court, which transaction or transactions (each, an "Alternative Transaction") closes on or before 90 days after the date of this Agreement (such closing for each Alternative Transaction, the "Alternative Closing"), then, and, except as otherwise provided herein, Seller agrees (as Buyer's sole and exclusive remedy under this Agreement or otherwise) to pay Buyer a one-time "Break-Up Fee" (herein so called) equal to the lesser of (i) the reasonable out-of-pocket third party expenses incurred by Buyer in connection with this Agreement and Buyer's due diligence of the Assets and (ii) the sum of $100,000.00, which Break-Up Fee shall be paid to Buyer at the Alternative Closing, if and only if, an Alternative Closing occurs on or before 90 days after the date hereof. The payment of the Break-Up Fee shall constitute Buyer's sole and exclusive remedy in the event an Alternative Closing occurs. In the event the Closing under this Agreement fails to occur for any reason or for no reason and the Alternative Closing fails to occur within 90 days after the date hereof, for any reason or for no reason, then, no Break-Up Fee or any other payment of any kind whatsoever shall payable to Buyer by Seller. In the event Buyer terminates this Agreement in accordance with Section 7.1 or Section 11.1(e), (f) or (g), then, no Break-Up Fee or any other payment of any kind whatsoever shall be payable to Buyer by Seller. In the event Seller terminates this Agreement in accordance with Section 11.1, then, no Break-Up Fee or any other payment of any kind whatsoever shall payable to Buyer by Seller. If more than one Alternative Transaction closes, then, only one Break Up Fee shall be paid to Buyer. This Section 11.3 and Seller's obligation to pay the Break-Up Fee shall survive the termination of this Agreement.

         11.4 Procedure for Claims of Breach of Representation and Warranties of Seller. In the event the Closing occurs, then, in the event Seller breaches any of the representations and warranties of Seller set forth in Section 5 of this Agreement, Buyer shall give written notice of such alleged breach on or before the expiration of ninety (90) days after the Closing Date. Seller and Buyer shall have thirty (30) days within which to resolve such claim of breach. In the event such alleged breach is not resolved by the parties on or before the expiration of such thirty (30) day period, then, either party shall be entitled, as such party's sole and exclusive remedy, to petition the Bankruptcy Court to finally resolve such dispute.

         11.5 Alternative Transactions. Buyer acknowledges that Carolina and Empire Industries are obligated to comply with the terms of the Bankruptcy Code and applicable federal bankruptcy law with respect to obtaining the highest and best bid for the Assets and business of Seller. Accordingly, in consideration of Seller's agreement to pay the Break-Up Fee to Buyer in accordance with the terms of Section 11.3, Buyer covenants and agrees that nothing in this Agreement or otherwise shall limit the right of Seller, the Bank or any of Seller's secured lenders from negotiating with any person or legal entity with respect to the terms of any Alternative Transaction(s), from providing due diligence information to any prospective purchaser, from executing and delivering any definitive agreement with respect to any Alternative Transaction(s), from approving or assisting in the approval of any Alternative Transaction(s) and/or from seeking the approval of the Bankruptcy Court with respect to any Alternative Transaction(s). In the event Seller desires to execute a definitive agreement with any proposed purchaser on or before one business day prior to the auction date set by the Bankruptcy Court, then, to the extent permitted by the Bankruptcy Court, Seller shall give Buyer 24 hours notice of Seller's intention to execute such definitive agreement. Notwithstanding the foregoing, no notice shall be given to Buyer or required to be given if Seller executes a definitive agreement with any prospective purchaser on or after the auction date set by the Bankruptcy Court.

         12. Miscellaneous Provisions.
             ------------------------

         12.1 Notices. All notices hereunder shall be in writing and shall be deemed to have been duly given upon receipt, whether personally delivered, by nationally recognized overnight courier, or by certified or registered mail, postage prepaid, deposited in the United States Mail, return receipt requested, addressed to the parties at the addresses set forth below or at such other addresses as shall be specified in writing:

         If to Seller:              Empire of Carolina, Inc.
                                    c/o Greenberg Traurig
                                    515 East Las Olas Boulevard, Suite 1500
                                    Fort Lauderdale, Florida 33301
                                    Attention: Mr. Brian Gart, Esq.

         With a copy to:            Greenberg Traurig
                                    515 East Las Olas Boulevard, Suite 1500
                                    Fort Lauderdale, Florida 33301
                                    Attention: Mr. Brian Gart, Esq.

         If to Buyer:               Alpha International, Inc.
                                    4515 20th Avenue SW
                                    Cedar Rapids, Iowa 52404
                                    Attention:  Mr. Jody Keener

         12.2 Severability. Should any one or more of the provisions of this Agreement or any of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each such other agreement shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

         12.3 Counterparts. This Agreement and the other agreements contemplated hereby may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

         12.4 Time of Essence/Construction of Agreement. Time is of the essence in the performance of this Agreement. This Agreement is the product of negotiations between the Seller and Buyer and their respective attorneys, and no provision shall be construed for or against either party by reason of ambiguity in language. This Agreement shall be governed by the laws of the State of Florida.

         12.5 Submission to Jurisdiction and Venue/ Agent for Service of Process. Any controversy or claim arising out of or relating to this Agreement, the Assets or the transaction contemplated by this Agreement shall in each case be settled by the Bankruptcy Court and each of the parties hereby irrevocably submit to the jurisdiction of the Bankruptcy Court and agree that exclusive venue for all such controversies and claims shall be with the Bankruptcy Court.

         12.6 Expenses. Except as otherwise set forth in this Agreement, Seller and Buyer shall each bear their own legal fees and expenses in connection with this Agreement.

         12.7 Headings. The section and other headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of the Agreement.

         12.8 Attorneys. In any action between Seller and Buyer at law or in equity arising out of or related to this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and court costs, in addition to any other relief to which that party may be entitled.

         12.9 Entire Agreement. Except as may otherwise be specifically provided herein, this Agreement, including any schedules and exhibits hereto, constitutes the entire agreement of the parties and all prior representations, covenants, proposals and understandings, whether written or oral, are superseded and merged herein. This Agreement may be modified or amended only by an instrument in writing executed by the parties hereto and specifically stating that is intended as a modification or amendment to this Agreement. No oral statements or representations not contained herein shall have any force or effect.

         12.10 Assignment. This Agreement shall not be assigned except by legal succession or by written consent of the other party. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

         12.11 No Third Party Beneficiaries. Nothing in this Agreement, expressed or implied, is intended or shall be construed to give any person any legal or equitable right, remedy or claim under or in respect to this Agreement or any provision contained herein. Without limiting the foregoing, in no event shall any Empire Claimant or any creditor of Seller (other than the Bank and the other lenders of Carolina and Empire Industries) constitute a third party beneficiary under this Agreement. Each of the Bank and the other secured lenders of Carolina and Empire Industries are, shall be, express third party beneficiary of this Agreement.

         12.12 Waiver. Waiver of any default or breach of this Agreement or of any warranty, representation, covenant or obligation contained herein shall not be construed as a waiver of any subsequent breach.

         12.13 Exhibits. All exhibits hereto to this Agreement shall be deemed incorporated into this Agreement as though set forth herein in full. The parties note that Exhibit numbers correspond to Section numbers herein, and therefore there are gaps in Exhibit numbering.

         12.14 Dollars. Each reference to "dollars" or "$" in this Agreement shall constitute a reference to U.S. Dollars.





                             SIGNATURES ON NEXT PAGE

          IN WITNESS WHEREOF, the parties executed this Asset Purchase
          ------------------------------------------------------------
       Agreement to be duly executed, as of the date first above written.
       ------------------------------------------------------------------


                                SELLER:

                                EMPIRE OF CAROLINA, INC.,
                                         a Delaware corporation


                                By:
                                   -----------------------------------------
                                                 [Name]

                                Title:
                                      --------------------------------------




                                EMPIRE INDUSTRIES, INC.,
                                a North Carolina corporation


                                By:
                                   -----------------------------------------
                                                 [Name]

                                Title:
                                      --------------------------------------


                                EMPIRE TOYS (HK), LTD.
                                a Hong Kong corporation


                                By:
                                   -----------------------------------------
                                                 [Name]

                                Title:
                                      --------------------------------------


                                BUYER:

                                ALPHA INTERNATIONAL, INC.
                                an Iowa corporation

                                By:
                                   -----------------------------------------
                                                 [Name]

                                Title:
                                      --------------------------------------
                                            ESCROW AGENT

                                    Greenberg Traurig joins in the execution and delivery of this Agreement for the purpose of agreeing to serve as escrow agent for the Deposit in accordance with the terms of this Agreement.

                                    Executed and Agreed

                                    GREENBERG TRAURIG


                                    By:
                                       ------------------------------------

                                LIST OF EXHIBITS



1-A      Assignment

1-B      Bill of Sale

1.1      Product Lines

1.4      Intellectual Property

1.5      Equipment

1.6      Contracts

1.8(a)   U.S. Inventory locations

1.8(b)   Other tangible assets

1.9      Other assumed liabilities related to Empire HK

2.(e)    Excluded contracts

2.(h)    Unearned insurance premiums

2.(i)    Excluded deposits

2.(j)    Excluded Inventory

2.(k)    Excluded Assets Previously Sold to General Foam, Inc.

4.3(c)   Purchase Price Allocation

5.6      Insurance policies

6.6      Brokers of Buyer

                                   EXHIBIT 1-B
                                   -----------
                                  BILL OF SALE
                                  ------------



KNOW ALL MEN BY THESE PRESENTS:

         Empire of Carolina, Inc., Empire Industries, Inc. and Empire Toys (HK) Ltd. (collectively, "Empire"), for good and valuable consideration, receipt of which is hereby acknowledged and pursuant to a certain Asset Purchase Agreement by and between Empire and Alpha International, Inc., an Iowa corporation ("Buyer"), dated as of May , 2001 (the "Purchase Agreement"), hereby sells, assigns, transfers, conveys and delivers to Buyer, and its successors and assigns, all its right, title and interest in and to all of the assets described in Attachment A attached hereto and incorporated herein by this reference (the "Assets"), all as more fully set forth in the Purchase Agreement.

         TO HAVE AND TO HOLD the same unto Buyer and its successors and assigns, forever.

         IN WITNESS WHEREOF, the undersigned authorized representative of Empire
has executed this Bill of Sale on         , 2001.


                                    EMPIRE OF CAROLINA, INC.,
                                    A Delaware corporation

                                    By:
                                           -------------------------------------
                                                         [Name]

                                    Title:
                                           -------------------------------------

                                    EMPIRE INDUSTRIES, INC.,
                                    a Delaware corporation

                                    By:
                                           -------------------------------------
                                                         [Name]

                                    Title:
                                           -------------------------------------

                                    EMPIRE TOYS (HK), LTS.
                                    A Hong Kong corporation
                                    By:
                                           -------------------------------------
                                                         [Name]
                                    Title:
                                           -------------------------------------

                                  EXHIBIT 2(j)
                                  ------------


                               EXCLUDED INVENTORY
                               ------------------


All product inventories for the following products:

                              Octozone Waterslides
                          Rainforest Rapids Waterslides
                                   Yo-Yo Balls

                                 EXHIBIT 4.3(c)
                                 --------------

                            PURCHASE PRICE ALLOCATION
                            -------------------------

The Purchase Price shall be allocated to the Assets and Assumed Liabilities of Seller as follows:

95% of the Closing Payment shall be allocated to the Product Lines; the remaining 5%, together with the Assumed Liabilities, shall be allocated collectively to the remaining Assets.